Exhibit 3.3

RIMINI STREET, INC.

CERTIFICATE OF AMENDMENT OF BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary or Assistant Secretary of RIMINI STREET, INC., a Nevada corporation and that the foregoing bylaws, comprising 24 pages, were amended and restated on October 31, 2013 by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 31st day of October, 2013.

/s/ Thomas C. Shay
Secretary

AMENDED AND RESTATED BYLAWS OF

RIMINI STREET, INC.

(as amended and restated on October 31, 2013)

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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9.2	FISCAL YEAR	19
9.3	SEAL	19
9.4	CONSTRUCTION; DEFINITIONS	19

ARTICLE X — AMENDMENTS		20

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AMENDED AND RESTATED BYLAWS OF RIMINI STREET, INC.

ARTICLE I — CORPORATE OFFICES

1.1 REGISTERED OFFICE

The registered office of Rimini Street, Inc. (the “Corporation”) shall be maintained at such place as the board of directors shall determine from time to time.

1.2 OTHER OFFICES

The corporation may also have offices at such other places both within and without the State of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II — STOCKHOLDERS

2.1 PLACE OF MEETINGS

All meetings of stockholders, for any purpose, may be held at such time and place, within or without the State of Nevada, designated by the board of directors. In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 78.320(4) of the Nevada Revised Statutes (the “NRS”).

2.2 ANNUAL MEETING

The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any) within or without the State of Nevada as shall be designated from time to time by the board of directors and stated in the Corporation’s notice of the meeting. At the annual meeting, directors shall be elected and any other proper business may be transacted. Failure to hold the annual meeting at the designated time shall not work as a forfeiture or dissolution of the Corporation.

2.3 SPECIAL MEETING

(i) A special meeting of the stockholders, other than those required by statute, may be called at any time only by (A) the board of directors, (B) the chairperson of the board of directors, (C) the chief executive officer, (D) the president (in the absence of a chief executive officer) or at the request, in writing, of stockholders entitled to exercise at least ten percent (10%) of the voting power of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

(ii) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors, the chairperson of the board of directors, the chief executive officer, the president (in the absence of a chief executive officer) or the stockholders entitled to exercise at least ten percent (10%) of the voting power of the Corporation.

2.4 LIMITATION ON BUSINESS

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.5 NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the NRS, the articles of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6 QUORUM

The holders of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the articles of incorporation or these bylaws.

If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7 ADJOURNED MEETING; NOTICE

Any meeting of the stockholders may be adjourned by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present. Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If a meeting is adjourned for 30 days or more, or if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be delivered to each stockholder of record as of the new record date. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.8 CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. The chairperson of any meeting of stockholders shall be designated by the board of directors; in the absence of such designation, the chairperson of the board, if any, the chief executive officer (in the absence of the chairperson) or the president (in the absence of the chairperson of the board and the chief executive officer), or in their absence any other executive officer of the Corporation, shall serve as chairperson of the stockholder meeting.

2.9 VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 78.352 (relating to voting rights of fiduciaries, pledgors and joint owners of stock), Section 78.365 (relating to voting trusts and other voting agreements) of the NRS and Section 2.12 of these bylaws.

Except as may be otherwise provided in the articles of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise required by law, the articles of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the articles of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the articles of incorporation or these bylaws.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken at a meeting of the stockholders holding at least a majority of the voting power, except that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required. In no instance where action is authorized by written consent, need a meeting of stockholders be called or noticed.

2.11 RECORD DATES

Unless a period of more than 60 days or a period of less than 10 days is prescribed or fixed in the articles of incorporation, the directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that date are entitled to notice or to vote at such a meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting. The board of directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

2.12 PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. If any stockholder designates two or more persons to act as proxies, a majority of those persons present at the meeting or a majority of those persons granting, or, if only one is present, then that one has and may exercise all of the powers conferred by the stockholder upon all of the persons so designated unless the stockholder provides otherwise. A proxy shall not be valid after 6 months from the date of its execution, or unless a longer period is expressly stated in such proxy, which may not exceed 7 years from the date of its creation. Every proxy shall be revocable at the pleasure of the stockholder executing it except as may be otherwise provided in the NRS. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 78.355(5) of the NRS. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14 INSPECTORS OF ELECTION

Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed and designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspector or inspectors’ count of all votes and ballots.

In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspector or inspectors may consider such information as is permitted by applicable law. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

ARTICLE III — DIRECTORS

3.1 POWERS

The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the NRS or the articles of incorporation.

3.2 NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, each of whom shall be a natural person. The number of directors shall be determined from time to time solely by resolution of the board of directors in accordance with the provisions of the articles of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the articles of incorporation or these bylaws. The articles of incorporation or these bylaws may prescribe other qualifications for directors.

In accordance with the provisions of the articles of incorporation, the directors of the Corporation shall be divided into three classes.

3.4 RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the articles of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, although less than a quorum, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors may hold meetings, both regular and special, either within or outside the State of Nevada.

Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7 SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a majority of the authorized number of directors, at such times and places as he or she or they shall designate.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 QUORUM; VOTING

At all meetings of the board of directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the articles of incorporation or these bylaws.

3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.11 REMOVAL OF DIRECTORS

Any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Whenever the holders of any class or series of shares are entitled to elect one or more directors, unless otherwise provided in the articles of incorporation, removal of any such director requires only the proportion of votes of the holders of that class or series, and not the votes of the outstanding shares as a whole.

ARTICLE IV — COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation or persons other than directors of the Corporation so long as such committee has at least one member who is a director of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the NRS to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2 COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3 MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings and meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.8 (quorum; voting);

(v) Section 3.9 (action without a meeting); and

(vi) Section 7.5 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members. However:

(i) the time of regular meetings of committees may be determined by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the committee; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the articles of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the articles of incorporation or these bylaws.

4.4 SUBCOMMITTEES

Unless otherwise provided under applicable law, or in the articles of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V — OFFICERS

5.1 OFFICERS

The officers of the Corporation shall be a chief executive officer, a chief financial officer and a secretary. The Corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a president, a treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF CHIEF EXECUTIVE OFFICER

The board of directors shall appoint the chief executive officer of the Corporation. A vacancy in the office of the chief executive officer because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Section 5 for the regular election to such office.

5.3 SUBORDINATE OFFICERS

The chief executive officer or, in the absence of a chief executive officer, the president, shall appoint, such other officers and agents as the business of the Corporation may require, subject to approval of the board of directors. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written or electronic notice to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES

Any vacancy occurring in any office of the Corporation shall be filled by the board of directors or as provided in Sections 5.2 and 5.3.

5.6 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairperson of the board of directors, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other person authorized by the board of directors, the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 AUTHORITY AND DUTIES OF OFFICERS

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

5.8 THE CHAIRPERSON OF THE BOARD

The chairperson of the board shall have the powers and duties customarily and usually associated with the office of the chairperson of the board. The chairperson of the board shall preside at meetings of the stockholders and of the board of directors.

5.9 THE CHIEF EXECUTIVE OFFICER

The chief executive officer shall have, subject to the supervision, direction and control of the board of directors, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the Corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. If at any time the office of the chairperson and vice chairperson of the board shall not be filled, or in the event of the temporary absence or disability of the chairperson of the board and the vice chairperson of the board, the chief executive officer shall perform the duties and exercise the powers of the chairperson of the board unless otherwise determined by the board of directors.

5.10 THE PRESIDENT

The president shall have, subject to the supervision, direction and control of the board of directors or the chief executive officer, the general powers and duties of supervision, direction and management of the affairs and business of the Corporation customarily and usually associated with the position of president. The president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board or the chief executive officer. In the event of the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer unless otherwise determined by the board of directors.

5.11 THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS

Each vice president and assistant vice president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president.

5.12 THE SECRETARY AND ASSISTANT SECRETARIES

(i) The secretary shall attend meetings of the board of directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The secretary shall have all such further powers and duties as are customarily and usually associated with the position of secretary or as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president.

(ii) Each assistant secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer, the president or the secretary. In the event of the absence, inability or refusal to act of the secretary, the assistant secretary (or if there shall be more than one, the assistant secretaries in the order determined by the board of directors) shall perform the duties and exercise the powers of the secretary.

5.13 THE CHIEF FINANCIAL OFFICER, THE TREASURER AND ASSISTANT TREASURERS

(i) The chief financial officer shall be responsible for maintaining the Corporation’s accounting records and statements, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The chief financial officer shall also maintain adequate records of all assets, liabilities and transactions of the Corporation and shall assure that adequate audits thereof are currently and regularly made. The chief financial officer shall have all such further powers and perform all such further duties as are customarily and usually associated with the position of chief financial officer, or as may from time to time be assigned to him or her by the board of directors, the chairperson, the chief executive officer or the president. Unless a treasurer has been appointed separately in accordance with these bylaws, the chief financial officer shall also perform the duties of treasurer prescribed in paragraph (ii) below.

(ii) The treasurer shall have custody of the Corporation’s funds and securities, shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the

Corporation in such depositories as may be designated by any duly authorized officer of the Corporation, and shall have such further powers and perform such further duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer, or the president.

(iii) Each assistant treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer, the president, the chief financial officer or the treasurer.

ARTICLE VI — STOCK

6.1 STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the Corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson of the board of directors or vice-chairperson of the board of directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the Corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the Corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2 SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Section 78.235(1) of the NRS. At least annually thereafter, the Corporation shall provide to its stockholders of record, a written statement confirming the information contained in the informational statement previously sent pursuant to this Section 6.2 or Section 78.235(5) of the NRS. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3 LOST, STOLEN OR DESTROYED CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4 DIVIDENDS

The board of directors, subject to any restrictions contained in the articles of incorporation or applicable law, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the articles of incorporation.

The board of directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

6.5 TRANSFER OF STOCK

Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer; provided, however, that such succession, assignment or authority to transfer is not prohibited by the articles of incorporation, these bylaws, applicable law or contract.

6.6 STOCK TRANSFER AGREEMENTS

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the NRS.

6.7 REGISTERED STOCKHOLDERS

The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VII — MANNER OF GIVING NOTICE AND WAIVER

7.1 NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2 NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the NRS, the articles of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the NRS, the articles of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)	if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.3 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the NRS, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the NRS, the articles of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4 NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the NRS, the articles of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the NRS, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5 WAIVER OF NOTICE

Whenever notice is required to be given to stockholders, directors or other persons under any provision of the NRS, the articles of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the articles of incorporation or these bylaws.

ARTICLE VIII — INDEMNIFICATION

8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the NRS, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or while a director of the Corporation or officer of the Corporation is or was serving at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the NRS, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer employee or agent of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

8.3 SUCCESSFUL DEFENSE

To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

8.4 INDEMNIFICATION OF OTHERS

Subject to the other provisions of this Article VIII, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the NRS or other applicable law. The board of directors shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the board of determines.

8.5 ADVANCED PAYMENT OF EXPENSES

Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation, and expenses (including attorneys’ fees) incurred by the Corporation’s employees and agents in defending any Proceeding may be paid by the Corporation, in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the NRS. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems reasonably appropriate and shall be subject to the Corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 8.6(iii) prior to a determination that the person is not entitled to be indemnified by the Corporation.

8.6 LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the NRS, the Corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) initiated by such person (and not by way of defense), unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

(iii) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8.7 DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8 NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the NRS or other applicable law.

8.9 INSURANCE

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the NRS.

8.10 SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11 EFFECT OF REPEAL OR MODIFICATION

Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

8.12 CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

ARTICLE IX — GENERAL MATTERS

9.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the articles of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2 FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

9.3 SEAL

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the NRS shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

ARTICLE X — AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66- 2⁄3%) of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any provision of these bylaws. The board of directors shall also have the power to adopt, amend or repeal bylaws.